Sub-Item 77C:
Submission of
Matters to a
Vote of
Security
Holders

At a special
meeting of
shareholders
held on
December 28,
2011,
shareholders
of the Old
Mutual High
Yield Fund
approved an
Agreement and
Plan of
Reorganization
pursuant to
which the
Fund?s assets
and liabilities
were
transferred to
the First Eagle
High Yield
Fund.  The
voting results
were as
follows:



$ Votes For
Proposal
$ Votes Against
Proposal

$ Abstentions

$ Uninstructed
Old Mutual High Yield Fund
6,347,958.77
0
0
0

At a special
meeting of
shareholders
held on
February 10,
2012,
shareholders
of the Old
Mutual
Analytic U.S.
Long/Short
Fund, Old
Mutual Barrow
Hanley Value
Fund, Old
Mutual Copper
Rock
International
Small Cap
Fund, Old
Mutual
Focused Fund,
Old Mutual
TS&W Mid-
Cap Value
Fund, Old
Mutual TS&W
Small Cap
Value Fund,
Old Mutual
Barrow Hanley
Core Bond
Fund, Old
Mutual Dwight
Intermediate
Fixed Income
Fund, and Old
Mutual Dwight
Short Term
Fixed Income
Fund approved
Agreements
and Plans of
Reorganization
pursuant to
which each
Fund?s assets
and liabilities
were
transferred to
mutual funds
advised by
Touchstone
Advisors, Inc.
as indicated
below:

ACQUIRED FUND

ACQUIRING FUND
Old Mutual Analytic
U.S. Long/Short Fund
-->
Touchstone US
Long/Short Fund
Old Mutual Barrow
Hanley Value Fund
-->
Touchstone Value Fund
Old Mutual Copper Rock
International Small Cap Fund
-->
Touchstone International
Small Cap Fund
Old Mutual Focused Fund
-->
Touchstone Focused Fund
Old Mutual TS&W Small
Cap Value Fund
-->
Touchstone Small Cap
Value Opportunities Fund
Old Mutual TS&W Mid-Cap
Value Fund
-->
Touchstone Mid Cap Value
Opportunities Fund
Old Mutual Barrow Hanley
Core Bond Fund
-->
Touchstone Total Return
Bond Fund
Old Mutual Dwight Intermediate
Fixed Income Fund
-->
Touchstone Core Bond Fund
Old Mutual Dwight Short Term
Fixed Income Fund
-->
Touchstone Ultra Short Duration
Fixed Income Fund
At a special
meeting of
shareholders
held on March
9, 2012,
shareholders
of the Old
Mutual Large
Cap Growth
Fund approved
an Agreement
and Plan of
Reorganization
pursuant to
which the
Fund?s assets
and liabilities
were
transferred to
the Touchstone
Capital Growth
Fund.  The
voting results
were as
follows:



$ Votes For
Proposal
$ Votes Against
Proposal

$ Abstentions

$ Uninstructed
Old Mutual Analytic U.S.
Long/Short Fund
20,232,126.42
216,014.20
618,169.55
0
Old Mutual Barrow Hanley
Value Fund
78,720,443.37
280,909.92
996,161.96
0
Old Mutual Copper Rock
International Small Cap Fund
41,118,214.32
3,156,435.27
2,410,663.74
840,879.20
Old Mutual Focused Fund
174,922,083.76
11,781,918.68
13,493,319.22
0
Old Mutual Large Cap
Growth Fund
78,756,792.24
5,275,315.04
5,661,833.74
2,078,695.08
Old Mutual TS&W Small
Cap Value Fund
56,146,520.98
1,466,790.76
852,204.01
0
Old Mutual TS&W Mid-Cap
Value Fund
131,583,192.06
990,575.56
1,083,751.58
0
Old Mutual Barrow Hanley
Core Bond Fund
35,954,438.78
0
0
0
Old Mutual Dwight Intermediate
Fixed Income Fund
37,721,416.72
97,913.38
366,199.59
0
Old Mutual Dwight Short Term
Fixed Income Fund
57,204,680.97
1,747,842.86
1,891,605.37
0
At a special
meeting of
shareholders
held on March
9, 2012,
shareholders
of the Old
Mutual Cash
Reserves Fund
approved a
Plan of
Liquidation
and
Dissolution
pursuant to
which the
Fund?s assets
were liquidated
and the Fund
was dissolved.
The voting
results were as
follows:



$ Votes For
Proposal
$ Votes Against
Proposal

$ Abstentions

$ Uninstructed
Old Mutual Cash Reserves Fund
59,200,736.660
623,755.850
47,674.670
0